Exhibit 99.14

VOTING AGREEMENT

     THIS VOTING AGREEMENT (this “Agreement”), dated as of February 9, 2007, is made and entered into by and among FS Acquisition Corp., a British Columbia corporation (“Purchaser”), Kingdom Hotels International, a Cayman Islands company (“Kingdom”), Cascade Investment, L.L.C., a Washington limited liability company (“Cascade”), Triples Holdings Limited, an Ontario corporation (“Triples”), and, other than for purposes of Section 3(b) hereof, Four Seasons Hotels Inc., an Ontario corporation (the “Company”). Kingdom, Cascade and Triples are referred to herein collectively as the “Shareholders” and each individually as a “Shareholder.”

     WHEREAS, Purchaser has entered into an agreement with the Company pursuant to which Purchaser has agreed to acquire all of the outstanding shares of capital stock of the Company (other than certain shares held by the Shareholders and the Bill and Melinda Gates Foundation Trust, which shares will be contributed to the capital of Purchaser or which will be purchased by the Company) (the “Arrangement”), on the terms and subject to the conditions set forth in that certain Acquisition Agreement, dated of even date herewith between the Purchaser and the Company (as the same may be amended or supplemented, including the Plan of Arrangement, the “Acquisition Agreement”);

     WHEREAS, Kingdom owns 7,389,132 Limited Voting Shares of the Company (such shares, together with any other equity interests in the Company acquired by Kingdom after the date hereof and during the term of this Agreement, the “Kingdom Subject Shares”);

     WHEREAS, Cascade owns 715,850 Limited Voting Shares of the Company (such shares, together with any other equity interests in the Company acquired by Cascade after the date hereof and during the term of this Agreement, the “Cascade Subject Shares”);

     WHEREAS, Triples owns 3,725,698 Variable Multiple Voting Shares of the Company (such shares, together with any other equity interests in the Company acquired by Triples after the date hereof and during the term of this Agreement, the “Triples Subject Shares,” and together with the Kingdom Subject Shares and the Cascade Subject Shares, the “Subject Shares,” and when referred to individually with respect to any Shareholder, such Shareholder’s “Subject Shares”); and

     WHEREAS, as a condition to the willingness of Purchaser to enter into the Acquisition Agreement and incur the obligations set forth therein, Purchaser has required that the Shareholders agree and, in order to induce Purchaser to enter into the Acquisition Agreement, the Shareholders have agreed, to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used herein and not defined shall have the meanings specified in the Acquisition Agreement.

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     Section 2.    Representations, Warranties and Covenants of Shareholder. Each Shareholder represents and warrants to Purchaser, the Company and the other Shareholders as follows:

     (a) Organization; Authorization; No Conflicts. Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Shareholder has all requisite power and authority to enter into this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Shareholder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Shareholder. This Agreement has been duly authorized, executed and delivered by Shareholder and constitutes a legal, valid and binding obligation of Shareholder enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, nor the performance by such Shareholder of its obligations hereunder or compliance with the terms hereof require the authorization, consent, approval, license, exemption or other action by, or filing with, any third party or Governmental Authority, do not violate applicable law or conflict with or result in a breach of any of such Shareholder’s organizational documents or contractual obligations applicable to such Shareholder or to such Shareholder’s property or assets (except for any agreements among any of the parties hereto); provided, however, that the failure of this representation to be true and correct in all respects shall not be a breach of this Agreement if such failure does not, in any manner, impair or the delay the ability of such Shareholder to perform its obligations under this Agreement or invalidate (in whole or in part) any actions taken pursuant to this Agreement.

     (b) The Subject Shares. Shareholder is the sole record and beneficial owner of its Subject Shares. Shareholder does not own, of record or beneficially, any shares or beneficial interest of the Company other than its Subject Shares. Subject to the disclosure in Triples Form 13D filing with the SEC dated November 8, 2006 under the headings “1996 Trust Agreement” and “Pledge”, Shareholder has the sole right to vote, or to dispose of, its Subject Shares, and none of its Subject Shares is subject to any agreement, arrangement or restriction with respect to the voting of its Subject Shares, except as contemplated by this Agreement or any other agreements among any of the parties hereto. Subject to the disclosure in Triples Form 13D filing with the SEC dated November 8, 2006 under the headings “1996 Trust Agreement” and “Pledge” and except for any agreements among any of the parties hereto, there are no agreements or arrangements of any kind, contingent or otherwise, obligating Shareholder to sell, transfer, assign, grant a participation interest in, option, pledge, hypothecate or otherwise dispose or encumber (each, a “Transfer”), or cause to be Transferred, any of its Subject Shares (other than as contemplated by the Acquisition Agreement). No Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder’s Subject Shares, except as contemplated in any agreements among any of the parties hereto.

     (c) Litigation. There is no action, proceeding or investigation pending, or to the knowledge of Shareholder threatened, against Shareholder that questions or could impact the validity of this Agreement or any action taken or to be taken by Shareholder in connection with this Agreement.

     Section 3.    Agreement to Vote in Favor and Against, Restrictions on Transfers, Irrevocable Proxy. Until the termination of this Agreement in accordance with Section 4, each

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Shareholder agrees, for the benefit of Purchaser, the Company (in respect of Sections 3(a) and (c), but not Section 3(b)) and the other Shareholders, as follows:

     (a) Agreement to Vote in Favor. At any meeting of shareholders of the Company called to vote upon the Arrangement and the Acquisition Agreement or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Arrangement and the Acquisition Agreement is sought, each Shareholder shall cause its Subject Shares to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Shares (i) in favor of the approval of the Arrangement and the Acquisition Agreement and each of the transactions contemplated by the Acquisition Agreement, and (ii) in favor of any other matter necessary for the consummation of the Arrangement.

     (b) Agreement to Vote Against. At any meeting of shareholders of the Company or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought (including by written consent in lieu of a meeting), each Shareholder shall cause its Subject Shares to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Shares against (i) any merger agreement or merger (other than the Acquisition Agreement and the Arrangement), consolidation, combination, sale or transfer of a material amount of assets, amalgamation, plan of arrangement, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any Acquisition Proposal, (ii) any amendment of the Company’s charter document or bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Arrangement, the Acquisition Agreement or any of the other transactions contemplated by the Acquisition Agreement or change in any manner the voting rights of the Limited Voting Shares or the Variable Multiple Voting Shares, and (iii) any action, agreement, transaction or proposal that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Acquisition Agreement.

     (c) Restrictions on Transfer. Except for Transfers by any Shareholder to a controlled Affiliate of such Shareholder that agrees to enter into a voting agreement on terms and conditions that, prior to such Transfer, are substantially identical to those contained in this Agreement, each Shareholder agrees not to directly or indirectly, (i) Transfer, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of its Subject Shares to any Person, other than pursuant to the Acquisition Agreement, or (ii) grant any proxies, deposit any of its Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Shares, other than pursuant to this Agreement. For purposes of this paragraph (c), “Affiliate” means, with respect to any Person, a Person that is controlled by such Person (it being understood that a Person shall be deemed to “control” another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding beneficial ownership interest in such other Person, through contracts or otherwise).

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     (d) Certain Covenants. From the date hereof until the termination of this Agreement in accordance with Section 4 hereof:

          (i) Each Shareholder agrees not to take any action, other than any action permitted under Section 3(c) hereof, that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Shareholder of its obligations under this Agreement.

          (ii) Each Shareholder hereby waives any rights of appraisal or rights of dissent from the Arrangement that such Shareholder may have.

          (iii) Each Shareholder hereby agrees to promptly notify Purchaser and the other Shareholders of the amount of any new equity interests in the Company acquired by such Shareholder, if any, after the date hereof. Any such equity interests shall be subject to the terms of this Agreement as though owned by such Shareholder on the date hereof.

          (iv) Each Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments and shall take all such other action necessary or as Purchaser or any of the other Shareholders may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     Section 4.    Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Acquisition Agreement in accordance with the terms thereof. No party hereto shall be relieved from any liability for breach of this Agreement by reason of any such termination.

     Section 5.    Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of Ontario and the laws of Canada applicable therein, and shall be construed and treated in all respects as an Ontario contract. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement and the Arrangement. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

     Section 6.    Specific Performance. Each Shareholder acknowledges and agrees that (i) the covenants, obligations and agreements of such Shareholder contained in this Agreement relate to special, unique and extraordinary matters, and (ii) a violation of any of the terms of such covenants, obligations or agreements will cause Purchaser and the other Shareholders irreparable injury for which adequate remedies are not available at law. Therefore, each Shareholder agrees that Purchaser and each other Shareholder shall be entitled to an injunction, restraining order or

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such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Shareholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Purchaser and the other Shareholders may have.

     Section 7.    Amendment, Waivers, Etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by all of the parties hereto. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

     Section 8.    Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect. This Agreement shall be binding upon the respective heirs, successors, legal representatives and permitted assigns of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     Section 9.    Notices. All notices, requests, claims, demands and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses or facsimile numbers set forth on the signature page hereto or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. EST on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

     Section 10.    Remedies. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 11.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of

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the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 12.    Entire Agreement. This Agreement and the Acquisition Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     Section 13.    Shareholder Capacity. Each Shareholder has executed this Agreement solely in such Shareholder’s capacity as a shareholder of the Company. Without limiting the foregoing, nothing in this Agreement shall limit or affect any actions taken by such Shareholder, or any representative of such Shareholder, in his or her capacity as an officer, director, member, employee or manager of the Company.

     Section 14.    Section Headings. The article and section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     Section 15.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

PURCHASER:

FS ACQUISITION CORP.
Address:
By: /s/ Michael Larson
Name: Michael Larson
Title: Director
Facsimile:

with copy to:
Facsimile:

KINGDOM:

KINGDOM HOTELS INTERNATIONAL
Address:
By: /s/ Charles S. Henry
Name: Charles S. Henry
Title: Authorized Signatory
Facsimile:

with copy to:

Hogan & Hartson LLP
555 13th Street, NW
Washington, DC 20004
Attn: Bruce W. Gilchrist, Esq.
Facsimile: (202) 637-5910

[Signatures continue on following page.]

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[Signature Page to Voting Agreement]

CASCADE:

CASCADE INVESTMENT, L.L.C.
Address:
By: /s/ Michael Larson
Name: Michael Larson
Title: Business Manager

Facsimile:

with copy to:

Facsimile:

TRIPLES:

TRIPLES HOLDINGS LIMITED
Address:
By: /s/ Isadore Sharp
Name: Isadore Sharp
Title: President
Facsimile:

with copy to:

Facsimile:

COMPANY:

FOUR SEASONS HOTELS INC.
Address:
By: /s/ Kathleen Taylor
Name: Kathleen Taylor
Title: President & C.O.O.

By: /s/ Randolph Weisz
Name: Randolph Weisz
Title: Vice President, General Counsel & Secretary
Facsimile:

with copy to:

Facsimile:

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[Signature Page to Voting Agreement]

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[Signature Page to Voting Agreement]